SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 27, 2006
ON Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

ON Semiconductor Corporation
5005 E. McDowell Road
Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)
602-244-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
After evaluation and upon the recommendation of a special committee consisting of independent directors, on December 27, 2006, the Company entered into a Purchase Agreement with TPG Semiconductor Holdings LLC and TPG ON Holdings LLC, each a Delaware limited liability company (collectively “TPG”). The company agreed to repurchase $69,999,995.54 (9,749,303 shares) of its common stock from TPG, the company’s largest stockholder, for a cash purchase price of $7.18 per share (the “TPG Repurchase”).
The purchase price represents a 3% discount to the closing price of the company’s common stock on December 26, 2006, the date the transaction was agreed to, and represents a 4% discount to the average price paid by the company on December 11, 2006, to repurchase approximately 30.7 million of its shares in connection with a concurrent convertible note offering.
A copy of the Purchase Agreement is filed herewith as Exhibit 10.1. The above description of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein. A copy of the press release filed in connection with the TPG Repurchase is also filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement dated December 27, 2006 between the Company and TPG

99.1	Press Release dated December 27, 2006

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)
Date: December 28, 2006	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated December 27, 2006 between the Company and TPG

99.1	Press Release dated December 27, 2006

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